Exhibit 10.12

The Spanish Group LLC
1 Park Plaza, Suite 600
Irvine, CA 92614
United States of America
https://www.thespanishgroup.org

Certified Translation

Furnished on the **13th** day of **July, 2023**

I, Alexander Largaespada (), hereby certify that I translated the attached document from Spanish into English or English into Spanish and that this translation is an accurate and faithful translation of the original document. Furthermore, I certify that I am proficient in translating both Spanish and English and that I hold the capacity to render and certify the validity of such a translation. This document has not been translated for a family member, friend, or business associate.

I, Salvador G. Ordorica, as a Quality Assurance Agent of The Spanish Group LLC, hereby attest that the aforementioned translator is a proficient Spanish-English translator. Accordingly, as an authorized representative of The Spanish Group, I certify that this document has been proofread and that the attached document is a faithful and authentic translation of its original.

Respectfully,

Salvador G. Ordorica
The Spanish Group LLC
(ATA #267262)

CERTIFIED
The Spanish Group
TRANSLATION

The Spanish Group LLC verifies the credentials and/or competency of its translators and the present certification, as well as any attached pages, serves to affirm that the document(s) enumerated above has/have been translated as accurately as possible from its/their original(s). The Spanish Group LLC does not attest that the original document(s) is/are accurate, legitimate, or has/have not been falsified. Through having accepted the terms and conditions set forth in order to contract The Spanish Group LLC's services, and/or through presenting this certificate, the client releases, waives, discharges and relinquishes the right to present any legal claim(s) against The Spanish Group LLC. Consequently, The Spanish Group LLC cannot be held liable for any loss or damage suffered by the Client(s) or any other party either during, after, or arising from the use of The Spanish Group LLC's services.

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of **ORANGE**.

On , **July 13th, 2023** before me, **NICOLE A. RENNA NOTARY PUBLIC.**
(insert name and title of the officer)

personally appeared **Salvador G. Ordorica**,
who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

NICOLE A. RENNA
COMMISSION # 2302767
Notary Public - California
ORANGE COUNTY
My Comm. Expires Aug. 24, 2023

Signature ______________________ **(Notary Public Seal)**

BOTTLED AT ORIGIN JOINT RESPONSIBILITY AGREEMENT

Joint Responsibility Agreement by which the use of the Tequila Designation of Origin is allowed in compliance with article 298 of the Federal Law for the Protection of Industrial Property and NOM-006-SCFl-2012 Alcoholic Beverages-Tequila-Specifications (or the one that replaces it), hereinafter the “Official Tequila Standard”, to maintain the quality of Tequila celebrated on the one hand by the Authorized Producer LETICIA HERMOSILLO RAVELERO in her own right, and on the other by the Distributor and/or Owner or Beneficiary SWOL Brand, that is, the company LQR HOUSE INC. hereinafter the “Distributor”, represented in this agreement by SEAN DOLLINGER in accordance with the following statements and clauses:

STATEMENTS

A.	THE “PRODUCER” DECLARES

A.1. That she is an INDIVIDUAL WITH BUSINESS ACTIVITY and has her fiscal domicile at CARRETERA GUADALAJARA NOGALES KM 32, EL ARENAL, JALISCO, GUADALAJARA, Mexico.

A.2. That as part of her activities or corporate purpose, she is dedicated to the production of the alcoholic beverage called “Tequila”, having the necessary facilities for its production in a factory located within the territory protected by the General Declaration of Protection of the “Tequila” Denomination of Origin in CARRETERA GUADALAJARA NOGALES, KM 32, EL ARENAL, JALISCO, GUADALAJARA, Mexico, making the product in strict adherence to the current “Official Tequila Standard”.

A.3. That she has the Authorization to produce Tequila issued by the General Directorate of Standards with official number DGN.312.06.2013.644 and with a Certificate of Compliance with the “Official Tequila Standard”, issued by the Conformity Assessment Body, in this case the Tequila Regulatory Council, A.C. hereinafter “CRT”, which is still in force.

A.4. That the “CRT” granted her the Number that accompanies the official NOM 1477 password.

A 5. That she has a current authorization for the use of the Tequila Denomination of Origin under number 194, issued by the Mexican Institute of Industrial Property in accordance with the applicable legislation.

A.6. That, by appearing in her own right, she is in full capacity to validly sign this instrument.

B.	“THE DISTRIBUTOR” DECLARES

B.1. That he is a legal person and is domiciled at 6800 Indian Creek Dr. Suite 1E, Miami Beach, FL 33141, United States, and as part of his activities or corporate purpose he is dedicated to the distribution and/or sale of alcoholic beverages, as well as to obtaining, by any legal means, the registration, use, exploitation and administration of any right, title, brand, distinctive sign or intellectual property right, to be used to distinguish and identify the alcoholic beverage called “Tequila”.

B.2. That he has permission or authorization issued by the competent authorities to carry out the activities mentioned in statement B1.

B.3. That with the “100% agave tequila” and/or bottled at origin Tequila supplied by the “Producer”, the “Distributor” will exclusively carry out the activities of distribution and sale of said drink in Mexico or abroad and must also comply with the laws and regulations applicable in the place of final commercialization.

B.4. That his legal representative SEAN DOLLINGER has the necessary legal powers to validly sign this agreement on his behalf, as stated in the document attached as ANNEX 1, which are in force on the date of execution of this agreement.

C.	BOTH PARTIES DECLARE:

C.1. That it is their will to commit and collaborate with each other, so that the product that is delivered to the consumer with the “TEQUILA” Denomination of Origin complies with the specifications described in the “Official Tequila Standard”.

C.2. That the parties are aware that the authorized user of a protected Denomination of Origin may, in turn, through this agreement, allow its use only to those who distribute or sell the products of their brands. For the aforementioned purposes the agreement must be registered at the Mexican Institute of Industrial Property so that it produces effects to the detriment of third parties from said registration as established in article 298 of the Federal Law for the Protection of Industrial Property.

C.3. This agreement will take effect upon obtaining the document issued by the Mexican Institute of Industrial Property stating the registration and approval in terms of article 165 BIS 14 sections 111 and IV. In the event that the distributor or marketer does not comply with this obligation, the registration will be cancelled.

C.4 That it is known to the parties that when there are changes of name, denomination or company name or transformation of legal regime, as well as changes of domicile that correspond to the authorized user, they must register the changes at the Mexican Institute of Industrial Property under the terms provided in the regulations of the Federal Law for the Protection of Industrial Property.

C.5. That they are aware that the cancellation of this agreement will proceed in the event that the “Producer” or “Distributor” and/or owner of the brand, or title, or distinctive sign or intellectual property right or means of legal protection do not comply with the regulations to preserve the quality of the alcoholic beverage called “Tequila” as established in this agreement, and indirectly in the event that the authorization to use the Tequila Denomination of Origin or the Certificate of Compliance with the “Official Tequila Standard” that the “Producer” has is void or cancelled.

C.6. That both parties agree to enter into this agreement to comply with the provisions of article 298 of the Federal Law for the Protection of Industrial Property and the “Official Tequila Standard”, in accordance with the following:

CLAUSES:

FIRST. The “Producer” undertakes to supply to the “Distributor”, under the terms of this agreement, bottled at origin product that strictly complies with the “Official Tequila Standard”.

SECOND. The “Producer” undertakes to provide the “Distributor” with officially valid certificates of compliance with the provisions of the first clause.

THIRD. In accordance with the provisions of article 298 of the Federal Law for the Protection of Industrial Property and the Official Tequila Standard, the “Producer” allows the “Distributor” the use of the word TEQUILA or TEQUILA 100% AGAVE in the brand(s) linked to this agreement. Likewise, the “Distributor” undertakes to comply with the requirements established in sections III and V of article 298 of the Federal Law for the Protection of Industrial Property, which establish the following:

Article 298.- The authorization to use a Denomination of Origin or geographical indication must be requested before the Institute and will be granted to any physical or legal person that:

III.- Submits the document that certifies compliance with the corresponding Official Mexican Standards, in the case of a protected Denomination of Origin, and V.- Complies with the other requirements that, if applicable, indicate the denomination.

The parties acknowledge that Tequila is a distinctive and native product of Mexico and agree that in no case will they fight, file opposition, cancel or interfere in any way with the “Tequila Denomination of Origin”, its registration abroad or any other registration or means of legal protection (including without limitation any collective mark or certification mark), that protects the “Tequila Denomination of Origin”.

FOURTH. The “Distributor” undertakes not to alter in any way the TEQUILA or 100% AGAVE TEQUILA bottled at origin and supplied by the Producer, therefore, it may only carry out distribution and sale activities.

FIFTH. Through this contract, the “Producer” undertakes to prepare for, and exclusively deliver to the “Distributor”, the TEQUILA ANEJO bottled at origin that strictly complies with the “Official Tequila Standard”, and whose aging will be 4 to 6 additional weeks to those that the “Producer” commonly offers, which must be carried out in oak barrels. For this purpose, the “Distributor” agrees to acquire from time to time a minimum of 600 bottles of said product from the “Producer”.

The parties agree that, with the exclusivity indicated herein, no other “Distributor” with which the “Producer” has any agreement entered into directly or indirectly (including without limitation a “BOTTLED AT ORIGIN JOINT RESPONSIBILITY Agreement”, or even a “BULK JOINT RESPONSIBILITY”), may receive from the “Producer” or from any other person directly or indirectly related to it, the ANEJO TEQUILA that has been specified in the preceding paragraph.

SIXTH. The “Producer” undertakes to prepare for and deliver exclusively to the “Distributor” TEQUILA flavored in the flavors that from time to time the “Distributor” orders. For this, the “Distributor” must deliver to the “Producer” the list of flavors that he will require.

SEVENTH. The “Distributor” undertakes to use the “Tequila Denomination of Origin” and to distribute the product of the same name, supplied by the Producer exclusively in containers bearing the trademark(s), right(s), title(s) , distinctive sign(s) or intellectual property right(s), used to distinguish and identify the alcoholic beverage called “TEQUILA” object of this agreement, which are duly registered (or has acquired rights) or licensed on his behalf in case they belong to a third party in accordance with the corresponding laws.

At all times the “Distributor” must comply with the provisions of the “Official Tequila Standard”; he will state or advertise that his product is Tequila without giving rise to confusion or doubt that it originates and is distinctive of Mexico. The distinctive signs with which the product object of this agreement will be marketed are described below:

Distinctive sign, brand, COLA* and other	Country and government agency of registry	Holder	Expiration date	Number
SWOL [Logo]	Mexico. Mexican Institute of Industrial Property	LQR HOUSE INC.	03/18/2030	File number 2345291 Registry number 2141431

*CERTIFICATE OF LABEL APPROVAL (COLA)

Attached to this agreement are copies of the application registration certificates, and/or registration, and/or trademarks, and/or distinctive sign, and/or COLAS, and/or use licenses, and/or intellectual property rights to be used in the alcoholic beverage called “Tequila” indicated in this clause.

(In the event that the documents of the registration certificates are written in a language other than Spanish, the corresponding apostilled translation must also be attached).

EIGHTH. The parties agree that the commercial information displayed on the labels and containers in which the product covered by this agreement will be marketed must include the “Tequila Denomination of Origin” as well as the brands included in this agreement with which the product will be marketed, having to comply with the provisions of the “Official Tequila Standard”, without prejudice to the other provisions applicable in the jurisdiction of the place of sale.

NINTH. This agreement will have an indeterminate validity from the date of obtaining the document issued by the Mexican Institute of Industrial Property where the registration and approval of it is recorded, in accordance with the provisions of article 298 of the Federal Law for the Protection of Industrial Property.

This agreement may be terminated by agreement of the parties, for which the presentation of the corresponding document before the Mexican Institute of Industrial Property is enough. When the cancellation is requested by only one of the parties, it must have the official log note of the institute.

TENTH. The lack of compliance by any of the parties with the “Official Tequila Standard” under this agreement will lead to the suspension or cancellation of the export certificates issued by the “CRT”.

ELEVENTH. The parties agree that for the interpretation and fulfillment of this agreement they will expressly submit to the application of the applicable Mexican Law, as well as to the jurisdiction of the federal courts in the city of Guadalajara, waiving any jurisdiction that may correspond to them.

TWELFTH. This version in Spanish is the only one with official validity, any translation will be considered a courtesy and without any value.

THIS AGREEMENT IS SIGNED IN THE CITY OF GUADALAJARA, ON JULY 11th, 2023.

THE MANUFACTURER	THE DISTRIBUTOR

[Signature]	[Signature]
LETICIA HERMOSILLO RAVELERO	SEAN DOLLINGER
In representation of LQR HOUSE INC.